UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2022

Roivant Sciences Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-40782	98-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
(Address of Principal Executive Offices, and Zip Code)

+44 207 400 3347
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0000000341740141 par value per share	ROIV	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Common Share	ROIVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.	Results of Operations and Financial Condition.

As part of the offering referred to below, the Company disclosed to investors certain information relating to its results for the quarterly period ended September 30, 2022.  As of such date, the Company had cash, cash equivalents and restricted cash of approximately $1.6 billion. Giving effect to (i) Immunovant’s October 2022 follow-on offering for $75 million in gross proceeds (the “Immunovant Proceeds”) and (ii) $115 million in expected proceeds from the planned sale of the Myovant top-up shares to Sumitomo Pharma (the “Myovant Proceeds”), in connection with the announced acquisition of Myovant by Sumitomo Pharma (the “Myovant Transaction”), the Company’s cash, cash equivalents and restricted cash would have been approximately $1.8 billion. The Myovant Transaction is expected to close in the first calendar quarter of 2023, subject to customary closing conditions.

For the quarter ended September 30, 2022, the Company expects to have approximately $5.0 million in net product revenues from VTAMA, reflecting a 12% gross to net yield. Dermavant also entered into its first PBM / payer contract, effective as of October 1, 2022.

The Company is continuing with the cost optimization and pipeline reprioritization initiatives initially announced in June 2022, in order to focus our capital on the most valuable and meaningful opportunities in its pipeline, while maintaining the financial flexibility to opportunistically in-license assets.

The Company expects its existing cash, together with the Immunovant Proceeds and the Myovant Proceeds but prior to giving effect to the proceeds from the Offering, as well as cost savings from our reprioritization initiatives, will be sufficient to fund its operating expenses and capital expenditure requirements into the second half of 2025.

The information contained in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing and except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On November 7, 2022, the Company issued a press release announcing the commencement of its underwritten public offering of its common shares. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Roivant Sciences Ltd. Press Release, dated November 7, 2022
104	Cover Page Interactive Data File (embedded with Inline XBRL document)

# Certain exhibits and schedules have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROIVANT SCIENCES LTD.

By:	/s/ Matt Maisak
Name: Matt Maisak
Title: Authorized Signatory

Dated: November 7, 2022